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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ESPERION THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 6, 2017

To Our Stockholders:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Esperion Therapeutics, Inc. on Monday, April 17, 2017, at 8:00 a.m. Eastern Time (the "Annual Meeting") to be held as a virtual meeting, at which you will be able to attend, vote and submit your questions, at www.virtualshareholdermeeting.com/ESPR2017.

        The Notice of 2017 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting and information you should consider when you vote your shares.

        At the Annual Meeting, the agenda includes (1) the election of three directors, (2) the approval, by non-binding advisory vote, of the compensation of our named executive officers, (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and (4) to transact any other business that properly comes before the Annual Meeting. The Board of Directors unanimously recommends that you vote FOR the election of each director nominee, FOR the advisory resolutions approving the compensation of our named executive officers, and FOR the ratification of the appointment of Ernst & Young LLP.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        On behalf of our Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Esperion Therapeutics, Inc. I look forward to speaking with as many of our stockholders as possible at the Annual Meeting.

Sincerely,

Tim M. Mayleben President and Chief Executive Officer

PRELIMINARY COPY—SUBJECT TO COMPLETION

Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:00 a.m., Eastern Time, on Monday, April 17, 2017
PLACE:	Virtually at www.virtualshareholdermeeting.com/ESPR2017, where you can attend the meeting and submit your questions during the meeting.
PURPOSES:

•

To elect three Class I directors, Daniel Janney, Tim M. Mayleben and Mark E. McGovern, M.D., to hold office until the 2020 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

• To approve, on an advisory basis, the compensation of our named executive officers;
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
• To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
RECORD DATE:	Stockholders of record at the close of business on February 17, 2017 are entitled to vote at the Annual Meeting of Stockholders.
VOTING BY PROXY:
If you cannot attend the Annual Meeting of Stockholders, you may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.proxyvote.com, or by signing, voting and returning the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote directly even if you have previously voted via the Internet, by telephone or by returning your proxy card.

By Order of the Board of Directors,

Richard B. Bartram Corporate Secretary Ann Arbor, Michigan March 6, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

        We are furnishing proxy materials to our stockholders primarily via the Internet. On March 6, 2017, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2016 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

        A copy of our Proxy Statement and our 2016 Annual Report are also available on the Internet at http://investor.esperion.com/financials.cfm.

        Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

ATTENDING THE ANNUAL MEETING

Attending and participating via the Internet:

  •
  any stockholder as of the record date can attend the 2017 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ESPR2017

  •
  webcast starts at 8:00 a.m. Eastern Time on April 17, 2017.

  •
  stockholders may vote and submit questions while attending the Annual Meeting on the Internet

  •
  instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ESPR2017

        Anyone can view the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ESPR2017.

        Webcast replay of the Annual Meeting will be available until April 16, 2018.

QUESTIONS

For questions regarding	Contact

• Annual Meeting
• stock ownership	Esperion Investor Relations:
• voting	734-887-3903

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD April 17, 2017

GENERAL INFORMATION

        Our Board of Directors (the "Board") solicits your proxy on our behalf for the 2017 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2017 Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at 8:00 a.m. Eastern Time on April 17, 2017, virtually at www.virtualshareholdermeeting.com/ESPR2017. This Proxy Statement is scheduled to be sent or made available to stockholders on or about March 6, 2017.

        In this Proxy Statement the terms "Esperion," "the company," "we," "us," and "our" refer to Esperion Therapeutics, Inc. The mailing address of our principal executive offices is Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

Record Date	February 17, 2017.
Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	22,556,038 shares of common stock outstanding as of February 17, 2017.
Voting	There are four ways a stockholder of record can vote:
(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.
(3) By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4) Directly at the Annual Meeting: If you are a stockholder as of the record date, you may vote directly at the meeting by going to www.virtualshareholdermeeting.com/ESPR2017 and using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting directly at the meeting. Voting directly at the Annual Meeting will revoke and replace any previous proxies or voting instructions submitted.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on April 16, 2017. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy
Stockholders of record may revoke their proxies by attending the Annual Meeting and voting directly at the meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.
Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the three nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.
For Proposal Two, a majority of the shares properly cast for and against such matter is necessary for the approval of the advisory resolution on the compensation of our named executive officers.

For Proposal Three, an affirmative vote of a majority of the shares properly cast for and against such matter, directly or represented by proxy, and voting on such matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Effect of Abstentions and Broker Non-Votes	Abstentions with respect to and votes withheld from any nominee, and "broker nonvotes" (i.e. where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. With respect to the election of directors, you may vote "for" or "withhold" authority to vote for each of the nominees. Shares voting "withheld" have no effect on the election of directors. With respect to the proposals to approve the advisory vote on the compensation of our named executive officers and the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, you may vote "for", "against" or "abstain" from such proposal. Abstentions are not counted as votes cast and thus will have no effect on such proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors or the proposal to approve the advisory vote on the compensation of our named executive officers, unless you affirmatively provide the broker instructions on how to vote. "Broker non-votes" are not counted as votes cast and will have no effect on the outcome of such proposals.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for director, FOR the approval of the advisory resolution on the compensation of our named executive officers and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.
Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Additional Solicitation/Costs
We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out- of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE
ELECTION OF CLASS I DIRECTORS

Number of Directors; Board Structure

        Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the Annual Meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2018 Annual Meeting and the term of the Class III directors expires at the 2019 Annual Meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

        Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Daniel Janney, Tim M. Mayleben and Mark E. McGovern, M.D., for election as Class I directors to serve for three-year terms ending at the 2020 Annual Meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

        Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

        The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

        Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise "independent" directors under the published listing requirements of the NASDAQ Stock Market.

Nominees for Election for a Three-Year Term Ending at the 2020 Annual Meeting

        Daniel Janney, 51, has served as a member of our Board since November 2012. Mr. Janney is a Managing Director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Evolve Biosystems, Inc., Prolacta Bioscience, Inc., Sutro Biopharma and Viveve Medical, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. We believe Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve as a member of our Board.

        Tim M. Mayleben, 56, has served as our President and Chief Executive Officer since December 2012 and as a member of our Board since February 2010. Prior to joining Esperion, Mr. Mayleben was President, CEO and a director of Vericel Corporation (NASDAQ: VCEL) (formerly Aastrom Biosciences). Previously, Mr. Mayleben was President, Chief Operating Officer and a director of NightHawk Radiology Holdings, Inc. Prior to joining Nighthawk, he was the COO of the original Esperion, until its acquisition by Pfizer in 2004. Mr. Mayleben is an advisor to, investor in, and member of the board of directors of several life science companies, including Kaléo Pharma, Lycera Corporation, Loxo Oncology, Inc. (NASDAQ: LOXO) and Marinus Pharmaceuticals (NASDAQ: MRNS). Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business. We believe that Mr. Mayleben's experience working in the life sciences industry, including over a decade of experience as an executive officer of several life sciences companies, qualifies him to serve as a member of our Board.

        Mark E. McGovern, M.D., 64, became a member of our Board in February 2014. Dr. McGovern is a board-certified cardiologist with over 20 years of experience developing lipid regulating therapies, and since 2007, has served as a consultant to the pharmaceutical industry in cardiovascular and lipid regulation. Dr. McGovern spent 10 years, from 1997 to 2007, at Kos Pharmaceuticals, where he last served as Executive Vice President, Medical Affairs, and Chief Medical Officer, prior to its acquisition by Abbott Laboratories. Prior to joining Kos Pharmaceuticals, Dr. McGovern spent 11 years at Bristol-Myers Squibb (NYSE: BMY), from 1986 to 1997, in various capacities, including Executive Director, Heart Failure and Atherosclerosis Clinical Research. Dr. McGovern earned his Bachelor's degree summa cum laude from Princeton University and his medical degree from the University of Vermont. Dr. McGovern is a Fellow of the American College of Cardiology and the American College of Physicians, and has published extensively on lipid management and its role in the treatment of coronary heart disease. We believe that Dr. McGovern is qualified to serve as a member of our Board based on his broad experience in the industry in which we operate and his expertise in lipid regulating therapies.

Directors Continuing in Office Until the 2018 Annual Meeting

        Antonio M. Gotto Jr., M.D., D.Phil., 82, has served as a member of our Board since January 2014. Dr. Gotto currently serves as Dean Emeritus of the Joan and Sanford I. Weill Medical College of Cornell University and Provost for Medical Affairs Emeritus of Cornell University. From January 2012 to December 2014, Dr. Gotto was the Co-Chairman of the Board of Overseers of Weill Cornell Medical College, and from January 1997 to December 2011, he served as the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University and Provost for Medical Affairs of Cornell University. Previously, Dr. Gotto served as J.S. Abercrombie Chair of Atherosclerosis and Lipoprotein Research and Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital. Dr. Gotto currently serves as a member of the Institute of Medicine of the National Academy of Sciences and as a Fellow of the American Academy of Arts and Sciences. Dr. Gotto is also a past president of the International Atherosclerosis Society and a past president of the American Heart Association. Dr. Gotto holds a B.A. degree from Vanderbilt University, a D.Phil. degree in Biochemistry from Oxford University in England, where he was a

Rhodes Scholar, and an M.D. degree from Vanderbilt University School of Medicine. He completed his residency training at Massachusetts General Hospital in Boston, Massachusetts. Dr. Gotto was a member of the board of directors of Aegerion Pharmaceuticals, Inc. until December 2, 2016, when it merged to form Novelion Therapeutics, Inc. (NASDAQ: NVLN). We believe that Dr. Gotto is qualified to serve as a member of our Board based on his broad industry experience and expertise in lipid disorders.

        Gilbert S. Omenn, M.D., Ph.D., 75, was appointed to our Board in June 2014. Dr. Omenn is Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics and Public Health at the University of Michigan. He leads the global Human Proteome Project. He serves on the Council of the National Academy of Medicine and the Community Preventive Services Task Force of the Centers for Disease Control and Prevention (CDC). Previously, Dr. Omenn was Chief Executive Officer of the University of Michigan Health System and Executive Vice President of the University of Michigan for Medical Affairs; Professor of Medicine and of Environmental Health, and Dean of the School of Public Health and Community Medicine, at the University of Washington; Associate Director of the White House Office of Science & Technology Policy and of the Office of Management and Budget; and a Howard Hughes Medical Investigator. He has served on the National Cancer Advisory Board, National Heart, Lung and Blood Institute Advisory Council, Scientific Management Review Board of the NIH, and the Director's Advisory Committee for the CDC. Dr. Omenn earned his Bachelor's degree summa cum laude from Princeton University, his M.D. magna cum laude from Harvard Medical School, and his Ph.D. in genetics from the University of Washington. Dr. Omenn serves on the boards of Galectin Therapeutics, Inc. (NASDAQ: GALT) and Oncofusion Therapeutics, Inc. Previously, Dr. Omenn was a director of Amgen, Inc. (NASDAQ: AMGN) and Rohm & Haas Company. We believe that Dr. Omenn is qualified to serve as a member of our Board based on his broad industry, academic, and healthcare experience.

        Nicole Vitullo, 59, has served as a member of our Board since April 2008 and as our lead independent director since December 2015. Ms. Vitullo joined Domain Associates, LLC, a venture capital firm with an exclusive focus on life sciences, in 1999 and became a Partner in 2004. From 1992 to 1999, Ms. Vitullo was Senior Vice President at Rothschild Asset Management, Inc. Ms. Vitullo is a director of a number of companies including Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), Marinus Pharmaceuticals, Inc. (NASDAQ: MRNS), Celtaxsys Inc. and Cotera, Inc. She previously served on the boards of Celator Pharmaceuticals (acquired by Jazz Pharmaceuticals), Durata Therapeutics (acquired by Actavis PLC) and VentiRx Pharmaceuticals (acquired by Celgene, Inc.). Ms. Vitullo received a B.A. and an M.B.A. from the University of Rochester. We believe Ms. Vitullo's experience working with and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry qualifies her to serve as a member of our Board.

Directors Continuing in Office Until the 2019 Annual Meeting

        Scott Braunstein, M.D., 53, became a member of our Board in June 2015. Dr. Braunstein is an Operating Partner at Aisling Capital, a private investment firm, and currently serves as Senior Vice President of Strategy and Corporate Development at Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX). Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from 2014 through 2015. Previously, from 2002 to 2014, he worked in various positions at JP Morgan Asset Management, a division of JPMorgan Chase & Co. (NYSE: JPM), most recently as a managing director, senior portfolio manager for the JPM Global Healthcare Fund, and the JPM asset global equity analyst for the U.S. pharmaceutical and biotechnology industry. Prior to that, he worked at Deutsche Bank from 2000 to 2002 as a health care equity sales specialist and as vice president of operations at Defined Healthcare from 1999 to 2000. He is board certified in Internal Medicine, having completed his residency at the New York Hospital-Cornell Medical Center, and achieved the title of assistant clinical professor of medicine at Columbia University Medical Center. Dr. Braunstein earned his bachelor degree from Cornell University and his medical degree from the Albert Einstein College of Medicine at Yeshiva University. We believe that Dr. Braunstein is qualified to serve as a member of our Board based on his broad experience in the industry in which we operate.

        Dov A. Goldstein, M.D., 49, has served as a member of our Board since April 2008. Dr. Goldstein is a Managing Partner at Aisling Capital, a private investment firm. From June 2014 to January 2015, he served as Chief Financial Officer of Loxo Oncology, Inc. (NASDAQ: LOXO). He previously served as a Partner of Aisling Capital from 2008 to 2014, and from 2006 to 2008, he was a Principal at Aisling Capital. From 2000 to 2005, Dr. Goldstein was Chief Financial Officer of Vicuron Pharmaceuticals, Inc. before its acquisition by Pfizer Inc. From 1998 to 2000, Dr. Goldstein was Director of Venture Analysis at HealthCare Ventures, a privately held investment fund. Dr. Goldstein is a director of a number of companies including ADMA Biologics, Inc. (NASDAQ: ADMA) and Cempra Pharmaceuticals, Inc. (NASDAQ: CEMP). He previously served as a member of the board of directors of Durata Therapeutics (NASDAQ: DRTX) from December 2009 until May 2013, and of Loxo Oncology (NASDAQ: LOXO) from July 2013 to October 2014. He holds a B.S. in biology from Stanford University, an M.D. from the Yale School of Medicine and an M.B.A. from the Columbia Business School. We believe Dr. Goldstein's experience with financial accounting matters for complex organizations, his prior oversight of the financial reporting process of public companies and his experience working with life sciences companies qualifies him to serve as a member of our Board.

        Roger S. Newton, Ph.D., FAHA, FACN, 66, has served as a member of our Board since April 2008 and is a fellow of the American Heart Association and the American College of Nutrition. Dr. Newton was previously our Executive Chairman and Chief Scientific Officer from 2012 to December 2016 and President and Chief Executive Officer from our founding in 2008 to December 2012. Prior to joining our company, he was Senior Vice President, Pfizer Global R&D from 2004 to 2008. He was a Co-founder, President & CEO of the original Esperion from July 1998 until its acquisition by Pfizer in 2004. Prior to founding the original Esperion, Dr. Newton was Chairman of the Atherosclerosis Drug Discovery Team at Warner Lambert from 1981 to 1998. Dr. Newton is a director of a number of companies including Celsee Diagnostics (previously DeNovo Biosciences, Inc.), Juventas Therapeutics, Inc. and Rubicon Genomics, Inc. He is also a member of the Technology Advisory Boards of Arboretum Ventures and FirstSense Medical, LLC. Dr. Newton has a Ph.D. in nutrition from the University of California, Davis, a Master of Science degree in nutritional biochemistry from the University of Connecticut, and a Bachelor of Science degree in biology from Lafayette College. Dr. Newton's qualifications to serve as a member of our Board include his more than 30 years of industry experience in the development and commercialization of pharmaceutical products.

EXECUTIVE OFFICERS

        The following table presents our current executive officers and their respective ages and positions as of February 1, 2017. Biographical information pertaining to Mr. Mayleben, who serves as both a director and an executive officer, can be found in the section entitled "Proposal One, Election Of Class I Directors."

Name	Age	Position
Tim M. Mayleben	56	President and Chief Executive Officer
Narendra D. Lalwani, Ph.D., FAHA, DABT	64	Executive Vice President, Research & Development, and Chief Operating Officer
Mary P. McGowan, M.D.	57	Chief Medical Officer

        Narendra D. Lalwani, Ph.D., FAHA, DABT, has served as our Executive Vice President, Research & Development, and Chief Operating Officer since August 2014. Prior to joining Esperion Dr. Lalwani was Chief Scientific Officer at Cerenis Therapeutics from 2007 to 2014 where he led R&D activities for the company. Previously, Dr. Lalwani was Vice President of Drug Safety at the original Esperion until its acquisition by Pfizer. Prior to Esperion, Dr. Lalwani held various positions of increasing responsibility in the Department of Pathology and Experimental Toxicology at Warner-Lambert/Parke-Davis. Dr. Lalwani is a Fellow of the American Heart Association (FAHA) and a diplomat of the American Board of Toxicology (DABT). Dr. Lalwani earned a Ph.D. in Biophysics from the University of Bombay (India) and an M.B.A from the University of Michigan Ross School of Business.

        Mary P. McGowan, M.D., has served as our Chief Medical Officer since June 2015. Prior to joining Esperion, Dr. McGowan served as senior medical director of clinical development (cardiovascular) at Genzyme Corporation, a Sanofi S.A. (NYSE: SAN) company, from 2012 to 2015. Dr. McGowan has also served as a part-time physician and co-director of the Dartmouth-Hitchcock Lipid Clinic since 2013. In 2011 she served as executive director of MedPace Clinics, and from 2004 to 2011 she served as director of the Cholesterol Treatment Center at Concord Hospital. Dr. McGowan also served as director of the Cholesterol Management Center at Catholic Medical Center from 1992 to 2004. Dr. McGowan served as a board member of the National Lipid Association from 2006 to 2011. She also previously served as the Chief Medical Officer of the Familial Hypercholesterolemia Foundation and was a member of the National Lipid Association's Expert Panel on Familial Hypercholesterolemia, the New Hampshire Childhood Obesity Expert Panel and New Hampshire board of the American Heart Association. Dr. McGowan has also served as a reviewer for the Journal of Clinical Lipidology since 2007. She earned her bachelor's degree from St. Michaels College and completed medical school and residency training at the University of Massachusetts Medical Center and a fellowship at Johns Hopkins School of Medicine.

CORPORATE GOVERNANCE

Board Independence

        Our Board has determined that all members of the Board, except Mr. Mayleben and Dr. Newton, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board and each of our committees complies with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission (the "SEC"). There are no family relationships among any of our directors or executive officers.

        At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NASDAQ's, the SEC's, and our applicable committees' independence standards.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those employees responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://investor.esperion.com/corporate-governance.cfm. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attention: Vice President, Finance. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or Vice President, Finance, or persons performing similar functions, by posting such information on our website (available at http://www.esperion.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at http://investor.esperion.com/corporate-governance.cfm. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

        The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2016, the Board held 15 meetings and acted by unanimous written consent once. The Board has three standing committees:

  •
  the audit committee, which held four meetings in 2016;

  •
  the compensation committee, which held 11 meetings and acted by unanimous written consent once in 2016; and

  •
  the nominating and corporate governance committee, which held three meetings in 2016.

        Each of the incumbent directors of the Board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2016. The Board of Directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules.

Annual Meeting Attendance

        It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All of our directors at the time of our 2016 Annual Meeting of stockholders attended that meeting.

Committees

        Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at http://investor.esperion.com/corporate-governance.cfm.

Audit Committee

        Mr. Janney and Drs. Braunstein and Omenn currently serve on the audit committee, which is chaired by Dr. Braunstein. Our Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the applicable rules of the SEC and the NASDAQ Stock Market. Our board of directors has designated Dr. Braunstein as the "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending, based upon the audit committee's review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

  •
  reviewing quarterly earnings releases.

Compensation Committee

        Mr. Janney, Ms. Vitullo and Drs. Gotto and Omenn currently serve on the compensation committee, which is chaired by Ms. Vitullo. Effective as of our Annual Meeting, our compensation committee will consist of Drs. Braunstein and Goldstein and Ms. Vitullo, and will be chaired by Dr. Goldstein. Our Board has determined that each member of the compensation committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules, is an "outside director" for purposes of Section 162(m) and is "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals relevant to the compensation of our Chief Executive Officer;

  •
  evaluating the performance of our Chief Executive Officer in light of such corporate goals and determining the compensation of our Chief Executive Officer;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  overseeing and administering our compensation and similar plans;

  •
  evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

  •
  retaining and approving the compensation of any compensation advisers;

  •
  reviewing and approving our policies and procedures for the grant of equity based awards;

  •
  reviewing and making recommendations to our Board with respect to the compensation of our non-employee directors;

  •
  preparing the compensation committee report to accompany our Compensation Discussion and Analysis; and

  •
  reviewing and discussing with management the compensation disclosure required to be included in our annual proxy statement or Annual Report on Form 10-K.

Nominating and Corporate Governance Committee

        Drs. Goldstein, Gotto and McGovern currently serve on the nominating and corporate governance committee, which is chaired by Dr. Goldstein. Effective as of our Annual Meeting, our nominating and corporate governance committee will consist of Drs. Gotto and McGovern and Ms. Vitullo, and will be chaired by Dr. Gotto. Our Board has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board of directors criteria for Board and committee membership;

  •
  establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become members of the Board;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  developing and recommending to the Board a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the Board and management.

        Our Board may establish other committees from time to time.

Identifying and Evaluating Director Nominees

        The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board's approval as director nominees for election to the Board.

Minimum Qualifications

        The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

        In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

        Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our Secretary at Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

        The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Lead Independent Director of the Board via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: Lead Independent Director.

        For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attn: [Name of Individual Director].

        We will forward by U.S. Mail any such securityholder communication to each director, and the Lead Independent Director of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Lead Independent Director of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

        The positions of our Executive Chairman of the Board and Chief Executive Officer have historically been separated at Esperion. Since the resignation of Dr. Newton from his positions as Chief Scientific Officer and Executive Chairman of the Board in December 2016, we do not have an Executive Chairman or Chairman of the Board.

        Since July 2015, Nicole Vitullo has served as our lead independent director. As the lead independent director, Ms. Vitullo is responsible for coordinating the activities of the independent directors. Among other things, the lead independent director has the following specific responsibilities:

  •
  presiding at all executive sessions of independent directors;

  •
  serving as liaison between the Chief Executive Officer of the Board and the independent directors;

  •
  approving information sent to the Board;

  •
  approving Board meeting agendas;

  •
  approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  having the authority to call meetings of the independent directors of the Board; and

  •
  if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Board's Role in Risk Oversight

        Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of our Board committees also oversees the management of our company's risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Vice President, Finance reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Vice President, Finance. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board regarding these activities. The compensation committee also plays a role in that it is charged, in overseeing our overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

Risks Related to Compensation Policies and Practices

        In establishing and reviewing our compensation philosophy and programs, our Board considers whether such programs encourage unnecessary or excessive risk taking. We believe that our executive and other compensation programs do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

PROPOSAL TWO
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        Our Board is committed to excellence in governance. As part of this commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board is providing our stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers.

        As described below under "Executive Officer and Director Compensation—Compensation Discussion and Analysis," we have developed a compensation program that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

        We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which include the disclosures in the "Executive Officer and Director Compensation" and "Compensation Discussion and Analysis" sections below, the compensation tables and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. For the reasons discussed above, our Board unanimously recommends that our stockholders vote in favor of the following resolution:

          "RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosure."

        As this vote is advisory, it will not be binding upon our Board or the compensation committee and neither our Board nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

Vote Required

        For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal Two.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY RESOLUTION APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION.

 PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2017, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2008.

        The audit committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

        We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        We have adopted a policy on under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

        In addition, in the event time constraints require pre-approval prior to the audit committee's next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

        The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2016 and 2015:

Fee Category	2016	2015
Audit Fees	$330,000	$391,225
Audit-Related Fees	—	—
Tax Fees	17,885	46,200
All Other Fees	—	—

Total	$347,885	$437,425

        Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

        Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

        All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

        The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Report of the Audit Committee of the Board of Directors

        The information contained in this audit committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Esperion specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of Esperion, and the Board has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ Stock Market rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ Stock Market. The Board has designated Dr. Braunstein as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

        The audit committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

        The audit committee has reviewed the company's financial statements for 2016 and met with management, as well as with representatives of Ernst & Young LLP, the company's independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Auditing Standard No. 16, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

        Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company's audited financial statements for 2016 be included in its Annual Report on Form 10-K for 2016.

Audit Committee
 Scott Braunstein, M.D. (Chairperson)
Daniel Janney
Gilbert S. Omenn, M.D., Ph.D.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of February 1, 2017, for:

  •
  each person known by us to be the beneficial owner of more than 5% of our common stock;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 22,555,413 shares of common stock outstanding as of February 1, 2017. Options to purchase shares of common stock and warrants that are exercisable for common stock, in each case, that are exercisable within 60 days of February 1, 2017, are deemed to be beneficially owned by the persons holding these options or warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percent
5% Stockholders
Alta Partners VIII, L.P.(2)	1,781,204	7.9%
Aisling Capital II, L.P.(3)	1,708,362	7.6%
Entities affiliated with Domain Partners VII, L.P.(4)	2,344,894	10.4%
Pentwater Capital Management LP(5)	1,828,000	8.1%
BlackRock Fund Advisors(6)	1,237,381	5.5%
Named Executive Officers
Tim M. Mayleben(7)	596,222	2.6%
Roger S. Newton, Ph.D., FAHA, FACN(8)	850,725	3.7%
Narendra D. Lalwani, Ph.D., FAHA, DABT(9)	228,125	1.0%
Mary P. McGowan, M.D.(10)	101,249	*
Other Directors
Scott Braunstein, M.D.(11)	11,718	*
Dov A. Goldstein, M.D.(12)	1,742,833	7.7%
Antonio M. Gotto, Jr. M.D., D.Phil.(13)	33,000	*
Daniel Janney(14)	1,815,675	8.0%
Gilbert S. Omenn, M.D., Ph.D.(15)	36,333	*
Mark E. McGovern, M.D.(16)	38,000	*
Nicole Vitullo(17)	2,357,894	10.4%
All directors and executive officers as a group (11 persons)	7,811,774	32.5%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

(2)
The address for Alta Partners VIII, L.P. is One Embarcadero Center, 37th Floor, San Francisco, CA 94111. Consists of (a) 1,709,967 shares of common stock and (b) 71,237 shares of common stock issuable upon exercise of warrants. These shares are held of record by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. Guy Nohra, Daniel Janney and Farah Champsi are managing directors of Alta Partners Management VIII, LLC and exercise shared voting and investment powers with respect to the shares owned by Alta Partners VIII, L.P. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. Mr. Janney is a member of our board of directors.

(3)
The address for Aisling Capital II, L.P. is 888 7th Avenue, 30th Floor, New York, New York 10106. Consists of (a) 1,637,125 shares of common stock and (b) 71,237 shares of common stock issuable upon exercise of warrants. These shares are directly held by Aisling Capital II, LP, or Aisling, and are deemed to be beneficially owned by Aisling Capital Partners, LP, or Aisling GP, as general partner of Aisling, Aisling Capital Partners, LLC, or Aisling Partners, as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. In addition, Dov A. Goldstein, M.D. and five other persons on the investment committee of Aisling share the power to vote or dispose of these shares and therefore each member may be deemed to have voting and investment power with respect to such shares. Each of the members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Dr. Goldstein is a member of our board of directors.

(4)
The address for Domain Partners VII, L.P. is One Palmer Square, Suite 515, Princeton, New Jersey 08542. Consists of (a) 21,471 shares of restricted stock issued under the 2008 Plan upon exercise of an early exercise stock option originally issued to Nicole Vitullo and subsequently transferred to Domain Associates, L.L.C., all of which are fully vested within 60 days of February 1, 2017, (b) 2,216,935 shares of common stock held by Domain Partners VII, L.P., (c) 35,253 shares of common stock held by DP VII Associates, L.P., (d) 70,042 shares of common stock issuable upon exercise of warrants held by Domain Partners VII, L.P. and (e) 1,193 shares of common stock issuable upon exercise of warrants held by DP VII Associates, L.P. James C. Blair, Brian H. Dovey, Jesse I. Treu, Brian K. Halak and Nicole Vitullo are the managing members of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., and are managing members of Domain Associates, L.L.C., and share the power to vote or dispose of these shares and therefore each of the foregoing managing members may be deemed to have voting and investment power with respect to such shares. Each of the foregoing managing members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Ms. Vitullo is a member of our board of directors.

(5)
Based upon information set forth on Schedule 13G filed by Pentwater Capital Management LP with the SEC on or about February 14, 2017.

(6)
Based upon information set forth on Schedule 13G filed by Blackrock, Inc. with the SEC on or about January 30, 2017.

(7)
Consists of (a) 41,614 shares of common stock held and (b) 554,608 shares of common stock which Mr. Mayleben has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(8)
Consists of (a) 629,683 shares of common stock, (b) 34,651 shares of common stock issuable upon exercise of warrants and (c) 186,391 shares of common stock which Dr. Newton has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(9)
Consists of (a) 5,000 shares of common stock and (b) 223,125 shares of common stock that Dr. Lalwani has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(10)
Consists of (a) 5,624 shares of common stock and (b) 95,625 shares of common stock that Dr. McGowan has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(11)
Consists of (a) 52 shares of common stock and (b) 11,666 shares of common stock which Dr. Braunstein has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(12)
Dr. Goldstein is on the investment committee of Aisling, which holds an aggregate of 1,708,362 shares of our common stock as disclosed in footnote 3 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of February 1, 2017. Dr. Goldstein disclaims beneficial ownership of the shares held by Aisling, except to the extent of his pecuniary interest therein. Includes 34,471 shares of common stock which Dr. Goldstein has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(13)
Consists of 33,000 shares of common stock which Dr. Gotto has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(14)
Mr. Janney is a managing director of Alta Partners Management VIII, LLC, which is the general partner of Alta Partners VIII, L.P., which holds an aggregate of 1,781,204 shares of our common stock as disclosed in footnote 2 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of February 1, 2017. Mr. Janney has a passive economic interest in the general partner of Alta Partners VIII, L.P. Mr. Janney disclaims beneficial ownership of the shares held by Alta Partners VIII, L.P., except to the extent of his pecuniary interest therein. Includes 34,471 shares of common stock which Mr. Janney has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(15)
Consists of (a) 10,000 shares of common stock held and (b) 26,333 shares of common stock which Dr. Omenn has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(16)
Consists of (a) 5,000 shares of common stock held and (b) 33,000 shares of common stock which Dr. McGovern has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

(17)
Ms. Vitullo is a managing member of One Palmer Square Associates VII, L.L.C., the general partner of Domain Partners VII, L.P. and DP VII Associates, L.P., and is a managing member of Domain Associates, L.L.C., which hold an aggregate of 2,344,894 shares of our common stock as disclosed in footnote 4 to this table, including common stock issuable upon the exercise of warrants exercisable within 60 days of February 1, 2017. Ms. Vitullo disclaims beneficial ownership of the shares held by Domain Partners VII, L.P., DP VII Associates, L.P. and Domain Associates, L.L.C., except to the extent of her pecuniary interest therein. Includes 13,000 shares of common stock which Ms. Vitullo has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of February 1, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

        Based solely on a review of reports furnished to us, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in Esperion's securities required to be filed for 2016 by Section 16(a) under the Exchange Act.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

        Our primary objective with respect to executive compensation is to attract and retain individuals who possess knowledge, experience and skills that we believe are important to our business of developing and commercializing oral therapies for the treatment of patients with elevated low-density lipoprotein cholesterol ("LDL-C"). Specifically, our executive compensation program is designed to:

  •
  attract and retain individuals with superior ability and managerial experience;

  •
  align our executive officers' incentives with our corporate strategies, business goals and the long-term interests of our stockholders; and

  •
  increase the incentive to achieve key strategic performance goals by linking incentive award opportunities to the achievement of performance goals and by providing a portion of the target total direct compensation opportunity for our executive officers in the form of ownership in the Company.

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our "named executive officers," and all material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2016 were:

  •
  Tim M. Mayleben, our President and Chief Executive Officer

  •
  Roger S. Newton, Ph.D., FAHA, FACN, our former Executive Chairman and Chief Scientific Officer

  •
  Narendra D. Lalwani, Ph.D., FAHA, DABT, our Executive Vice President, Research and Development, and Chief Operating Officer

  •
  Mary P. McGowan, M.D., our Chief Medical Officer

Management Changes

        On December 8, 2016, we entered into a Scientific Advisor Agreement with Dr. Newton, pursuant to which, effective December 8, 2016, he retired from his role as our Executive Chairman and Chief Scientific Officer and transitioned into the role of Scientific Advisor. Dr. Newton ceased to be an executive officer of Esperion on such date but remains a member of the Board. For a description of the material terms of the Scientific Advisor Agreement with Dr. Newton, see "Employment Agreements" below.

Consideration of 2016 Advisory Vote on Executive Compensation

        At our 2016 Annual Meeting of Stockholders, we conducted our first annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote, in accordance with Section 14A of the Securities Exchange Act of 1934. The 2016 say-on-pay vote received strong support from stockholders, garnering an affirmative vote of over 90%. That is, over 90% of the votes cast by stockholders on this proposal were cast in support of the compensation paid to our named executive officers. While this vote is considered to be a non-binding advisory vote, our compensation committee and Board of Directors carefully consider the voting results. Given the strong level of support evidenced by the 2016 say-on-pay vote, our compensation committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program. However, the compensation committee will continue to monitor the executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

        Our stockholders will have an opportunity annually to cast an advisory vote on the compensation for our named executive officers. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future "say-on-pay" votes conducted at our 2016 Annual Meeting of Stockholders, we intend to provide for annual advisory votes on the compensation of our named executive officers.

Executive Summary

        We are the lipid management company, a late-stage pharmaceutical company focused on developing and commercializing convenient, complementary, cost-effective, once-daily, oral therapies for the treatment of patients with elevated LDL-C. Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced lipid management team at Esperion is committed to developing new LDL-C lowering therapies that will make a substantial impact on reducing global cardiovascular disease; the leading cause of death around the world. With a targeted mechanism of action, bempedoic acid, our lead product candidate, is a first-in-class ACL inhibitor that reduces cholesterol biosynthesis and lowers elevated levels of LDL-C by up-regulating the LDL receptor, but with reduced potential for muscle-related side effects. In addition to bempedoic acid as monotherapy, we are also developing bempedoic acid in a fixed dose combination with ezetimibe, an approved, non-statin, oral, LDL-C lowering therapy.

        The goal of our compensation committee is to ensure that our executive compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. The key elements of our executive compensation program include:

  •
  base salary, to enable us to attract and retain the talent needed to continue to drive our business;

  •
  an annual cash incentive plan, tied to the achievement of pre-determined quantitative and qualitative corporate performance goals; and

  •
  long-term incentive compensation in the form of equity awards, which is typically subject to multi-year vesting based on continued service and is primarily in the form of stock options, the value of which depends on the market price of our common stock.

        Our executive compensation program incorporates the following best practices:

  •
  a significant portion of our named executive officers' total compensation opportunity is based on performance;

  •
  no named executive officer is entitled to "single-trigger" cash severance payments;

  •
  no named executive officer is entitled to receive any tax "gross-up" payments or reimbursements;

  •
  we do not allow repricing of stock options without stockholder approval;

  •
  our compensation committee retains independent compensation consultants to assist it in discharging its responsibilities on executive compensation; and

  •
  our compensation committee regularly reviews our compensation programs to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

        We target the total cash compensation for our named executive officers with reference to the median of the competitive market. In addition, in accordance with our "pay-for-performance"

philosophy, a significant portion of executive compensation is performance-based, subject to increase when results exceed corporate goals and reduction when results fall below our target goal levels. We consider stock options to be performance-based compensation because they only have intrinsic value if the market price of our common stock increases over time.

  2016 Business Highlights

        During 2016, we made significant progress on our development and business goals and achieved several important milestones, including the following:

  •
  we held discussions with the Food and Drug Administration (the "FDA") and European Medicines Agency (the "EMA") regarding the Phase 3 LDL-C lowering program and design of the planned cardiovascular outcomes trial;

  •
  we initiated the Phase 3 efficacy and long-term safety studies;

  •
  we initiated the cardiovascular outcomes trial;

  •
  we completed and reported positive top-line results from our Phase 2 1002-035 and Phase 1 1002-037 studies;

  •
  we initiated and completed the fixed dose combination bioequivalence study; and

  •
  we published the definitive paper on the mechanism of action of bempedoic acid in the journal Nature Communications.

Determining and Setting Executive Compensation

        Our executive compensation program is designed to attract, motivate and retain qualified and talented executives, incent them to achieve our business and development goals and reward them for superior short-term and long-term performance. In particular, our executive compensation program is intended to reward the achievement of specified pre-established quantitative and qualitative corporate performance goals and individual performance goals and to align the interests of our named executive officers with those of our stockholders.

        Our compensation committee, which is comprised entirely of independent directors, is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee operates under a written charter adopted by our Board, which provides that the compensation committee has overall responsibility for:

  •
  periodically reviewing and assessing our processes and procedures for the consideration and determination of executive compensation;

  •
  reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans; and

  •
  determining the type and level of compensation of our Chief Executive Officer and our other executive officers.

        In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals. In determining the appropriate compensation levels for our Chief Executive Officer, the compensation committee meets outside the presence of our Chief Executive Officer and other executive officers. With respect to the compensation levels of our other executive officers, the compensation committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of each of the other named executive officers with the compensation committee.

        Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. In 2016, our compensation committee engaged Compensia as its compensation consultant. Our compensation committee has assessed the independence of Compensia consistent with NASDAQ listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest. In addition, the Company provides data for and subscribes to "off-the-shelf" surveys produced by Radford, an Aon Hewitt Company, which our management team uses for non-executive compensation and benefits planning purposes.

Competitive Market Data

        In evaluating the total compensation of our named executive officers, our compensation committee, using information gathered by Compensia, establishes a peer group of publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

  •
  industry;

  •
  size (market capitalization);

  •
  development stage of lead product candidate; and

  •
  similarity/relevance (small molecule, therapeutic area, etc.).

        Our compensation committee annually evaluates the composition of our peer group and adjusts the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. Based on these criteria, our peer group for 2016, referred to as our 2016 peer group, was approved by our compensation committee and was comprised of the companies listed below. We believe that our 2016 peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders:

  •
  Achillion Pharmaceuticals Inc.

  •
  Alder BioPharmaceuticals, Inc.

  •
  Array BioPharma, Inc.

  •
  bluebird bio, Inc.

  •
  Chimerix, Inc.

  •
  Clovis Oncology, Inc.

  •
  Intra-Cellular Therapies, Inc.

  •
  Karyopharm Therapeutics, Inc.

  •
  Kite Pharma, Inc.

  •
  Lexicon Pharmaceuticals, Inc.

  •
  NewLink Genetics Corporation

  •
  Portola Pharmaceuticals, Inc.

  •
  Puma Biotechnology, Inc.

  •
  Radius Health, Inc.

  •
  Sage Therapeutics, Inc.

  •
  Synergy Pharmaceuticals, Inc.

  •
  Zafgen, Inc.

        We believe that the compensation practices of our 2016 peer group provided the compensation committee with an appropriate understanding of the competitive market when evaluating and determining the compensation of our named executive officers during 2016. However, due to the nature of our business, we compete for executive talent with many public companies, including pharmaceutical companies, that are larger and more established than we are or that possess greater resources than we do, or with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. In addition, the assessment of our compensation practices against the competitive market (based on the peer group data) is just one of several factors that inform our compensation committee's judgment in setting executive compensation. Our executive compensation decisions are made on a case-by-case basis and comparability to specific percentile rankings do not, in and of themselves, determine individual target compensation opportunities. Accordingly, in 2016, our compensation committee generally targeted compensation for our executive officers as follows:

  •
  base salaries between approximately the 50th to 75th percentile of the base salaries of the companies in our 2016 peer group;

  •
  annual cash incentive award opportunities between approximately the 50th to 75th percentile of the companies in our 2016 peer group;

  •
  total annual long-term incentive awards, provided in the form of stock options and restricted stock unit awards, at the 50th percentile of the companies in our 2016 peer group; and

  •
  target total direct compensation at the 50th percentile of compensation paid to similarly situated executives at the companies in our 2016 peer group.

        Although, our compensation committee uses the target guidelines set forth above, it also considers other factors, including market conditions, the recommendation of our Chief Executive Officer with respect to executive officers (other than himself), the experience level of the named executive officer and his or her performance against established corporate goals, in determining actual compensation amounts irrespective of whether such amounts fall within the target ranges.

  Other Key Performance Factors in Determining Executive Compensation

        As the biopharmaceutical industry is characterized by very long product development cycles, including lengthy research and development periods and rigorous approval phases involving human testing and governmental regulatory approval, many of the traditional measures for evaluating performance, such as product sales, revenues and profits are inappropriate for a development-stage biopharmaceutical company, such as Esperion. Instead, the specific performance factors our compensation committee considers when determining the compensation of our named executive officers include:

  •
  research and development achievements which advance the development of bempedoic acid;

  •
  successful initiation, progression and completion of clinical studies for bempedoic acid;

  •
  successful completion of non-clinical activities for bempedoic acid;

  •
  the achievement of regulatory goals; and

  •
  the establishment and maintenance of key business activities and strategic relationships, which include financings.

        These performance factors are considered by our compensation committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our named executive officers.

Annual Compensation Decisions

        Our compensation committee conducts an annual performance review of each of our named executive officers and approves the target compensation opportunity of each named executive officer based, in part, on this review. During the first quarter of each year, annual corporate goals are determined by the Board and set forth in writing. Before the end of each year, our compensation committee determines cash incentive compensation award amounts for such year as well as the compensation levels for each named executive officer for the following year after carefully reviewing overall corporate goals, determining achievement of the established corporate goals and, in the case of executive officers other than our Chief Executive Officer, the achievement of individual performance goals.

        Any merit-based increases in base salary and the size of annual stock option grants are based on the achievement of these corporate performance goals and individual performance goals, a review of competitive market data (based on our compensation peer group), and consideration of the other factors described above. Cash awards made under our 2016 annual cash incentive compensation program are based upon achievement of the corporate goals approved by the Board and, for named executive officers other than our Chief Executive Officer, individual performance.

        During the last quarter of each year, our Chief Executive Officer evaluates our corporate performance and each named executive officer's individual performance (other than his own), as compared to the pre-established corporate goals and the named executive officer's individual goals for that year. Based on this evaluation, our Chief Executive Officer recommends to our compensation committee any increases in base salary, annual stock option grants and/or cash awards under our annual cash incentive compensation program. Our compensation committee, with input from our Board, evaluates our Chief Executive Officer's individual performance and determines whether to adjust his base salary, grant him an annual stock option and/or make a cash award under our annual cash incentive compensation program.

        Typically, our compensation committee grants annual stock options, and determines adjustments to base salary and the amount of any annual cash incentive compensation award, at its last regularly scheduled meeting of the year. Our compensation committee may also review the compensation of our named executive officers throughout the course of the year. With respect to year-end reviews, any adjustments to base salary are effective at the beginning of the following year.

Executive Compensation Components

        The primary elements of our executive compensation program are base salary, annual cash incentive compensation opportunities, annual equity incentive awards and broad-based health and welfare benefits programs. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. With the exception of our 2016 annual cash incentive program, we do not have any pre-established target levels for allocations or apportionment by type of compensation.

Annual Cash Compensation

Base Salary

        We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Our compensation committee typically determines the base salary for each executive based on the executive's responsibilities, experience and, if applicable, the base salary level of the executive prior to joining the Company, as well as the recommendation of our Chief Executive Officer for executive officers other than himself, and the other factors described above. In addition, our compensation committee reviews and considers the level of base salary paid by companies in our peer group for similar positions.

        At the end of 2015, our compensation committee reviewed Mr. Mayleben's overall compensation and, based on his accomplishments during the year and his base salary relative to the base salaries of chief executive officers in our peer group, determined to increase his annual base salary for 2016 by $55,000 to better align to market.

        At the end of 2015, our compensation committee approved merit-based increases in base salary for our other named executive officers serving at that time for 2016, based upon an assessment of our performance against the 2015 corporate goals, the recommendation of our Chief Executive Officer and each named executive officer's achievement of his or her individual performance goals.

        The table below sets forth the adjustments to base salary, in dollars and as a percentage, for our named executive officers for 2016:

Name	2015 Base Salary ($)	2016 Base Salary ($)	Increase (%)
Tim M. Mayleben	480,000	535,000	11
Roger S. Newton, Ph.D., FAHA, FACN	375,000	375,000	—
Narendra D. Lalwani, Ph.D., FAHA, DABT	370,000	390,000	5
Mary P. McGowan, M.D.	375,000	395,000	5

        The base salaries for our named executive officers serving as executive officers for 2017 remain unchanged from their 2016 base salaries.

Annual Cash Incentive Compensation

        In 2016, eligible employees, including our named executive officers, had the opportunity to earn cash bonuses under our 2016 cash incentive compensation program, based on our achievement of the 2016 corporate goals approved by our compensation committee and, for our named executive officers other than the Chief Executive Officer, against their individual performance goals, each as determined by the compensation committee. Each of our named executive officers has a target annual cash incentive opportunity, expressed as a percentage of his or her annual base salary as set forth in his or her respective employment agreement.

        In December 2016, our Chief Executive Officer evaluated our corporate performance against the 2016 corporate goals approved by our compensation committee and each other named executive officer's individual performance against the named executive officer's individual goals for that year. Based on this evaluation, our Chief Executive Officer recommended cash bonus payments under the annual cash incentive compensation program for 2016 for each named executive officer other than himself. Also in December 2016, the compensation committee assessed our performance against the pre-established 2016 corporate base and stretch goals described below and, with input from our Chief Executive Officer, assessed the performance of our named executive officers other than our Chief Executive Officer against their individual goals for 2016.

        The 2016 base corporate goals approved by our compensation committee, the relative weightings assigned to each goal, and our actual achievement during the year as a percentage of the target performance level and the weighted performance against these base corporate goals for 2016, are set forth in the table below. Our compensation committee determined that we had achieved our corporate goals at 60% of target.

2016 Corporate Goals	Relative Weighting (%)	Actual Achievement for 2016 (as a % of target)	Weighted Performance (%)
Hold successful discussions and negotiations with the Food and Drug Administration ("FDA") and the European Medicines Agency ("EMA") on the Phase 3 development plan and cardiovascular outcomes trial ("CVOT")	35	29	10
Initiate the Phase 3 efficacy and long-term safety studies	15	67	10
Initiate the CVOT	20	100	20
Announce positive top-line results from Phase 2 study (1002-035) and Phase 1 study (1002-037)	20	50	10
Initiate and complete the fixed dose combination of bempedoic acid bioequivalence study	10	100	10
Approved 2016 Corporate Performance Level	100		60

        The Board set certain of our 2016 corporate goals to be very aggressive and set at challenging levels, such that the attainment of all of our corporate goals would require a high level of effort and execution on the part of the named executive officers. Specifically, during 2016, we made significant progress towards achieving our clinical development and business goals, including:

  •
  we held discussions with the Food and Drug Administration (the "FDA") and European Medicines Agency (the "EMA") regarding the Phase 3 LDL-C lowering program and design of the planned cardiovascular outcomes trial;

  •
  we initiated the Phase 3 efficacy and long-term safety studies;

  •
  we initiated the cardiovascular outcomes trial;

  •
  we completed and reported positive top-line results from our Phase 2 1002-035 and Phase 1 1002-037 studies;

  •
  we initiated and completed the fixed dose combination bioequivalence study.

        In addition to the corporate goals described above, bonuses for Drs. Lalwani and McGowan were based on their individual performance for 2016, with a focus on individual contributions that were intended to drive achievement of our corporate goals.

        Based on our overall performance in 2016 and the individual performance of our named executive officers other than our Chief Executive Officer, in December 2016, the compensation committee approved cash bonuses for 2016 performance to our named executive officers as follows:

Name	2016 Target Award (% of Base Salary)	2016 Target Award Opportunity ($)	2016 Actual Bonus Payment ($)	2016 Actual Bonus Payment (% of Target Award Opportunity)
Tim M. Mayleben	55	294,250	176,000	60
Roger S. Newton, Ph.D., FAHA, FACN	—	—	—	—
Narendra D. Lalwani, Ph.D., FAHA, DABT	40	156,000	85,000	54
Mary P. McGowan, M.D.	35	138,250	75,000	54

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of equity awards, are granted to our named executive officers in the discretion of our compensation committee under the terms of the 2013 Plan. Our compensation committee believes that equity awards that may be earned over time can be an effective vehicle for aligning team and individual performance with the achievement of our longer-term strategic and financial goals, and with stockholders' interests. These equity awards are designed to:

  •
  reward demonstrated leadership and performance;

  •
  align our named executive officers' interests with those of our stockholders;

  •
  retain our named executive officers through the term of the awards;

  •
  maintain competitive levels of executive equity incentive compensation; and

  •
  motivate our named executive officers for outstanding future performance.

        The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies, including major pharmaceutical companies, that have greater resources than we do. Accordingly, we believe long-term incentive compensation in the form of equity awards is a crucial component of any competitive executive compensation package we offer.

        Historically, our equity awards have generally been in the form of stock options. We typically grant stock options to each of our named executive officers upon commencement of employment, annually in conjunction with our review of individual performance or in connection with a promotion or as a special incentive. We may also grant additional awards from time to time to our named executed officers to reward demonstrated leadership and performance, align our named executive officers' interests with those of our stockholders, retain our named executive officers through the term of the awards, maintain competitive levels of executive equity incentive compensation, and motivate our named executive officers for outstanding future performance.

        All stock options granted to our named executive officers are approved by our compensation committee and, other than stock options granted to new hires, or those made in connection with a promotion, are typically granted as of the beginning of the year. The size of these stock option grants vary among our named executive officers based on their positions and annual performance assessments. All stock options granted to our named executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our named executive officers' compensation is "at risk" and is directly aligned with stockholder value creation.

        In addition, the stock options granted to our named executive officers typically vest over four years, which we believe provides an incentive to our named executive officers to create value over the long-term and to remain with Esperion. In 2016, the compensation committee made stock option grants to Mr. Mayleben and Drs. Lalwani and McGowan, each of which are described below. Dr. Newton was not granted any equity awards in 2016.

        In January 2016, the compensation committee granted Mr. Mayleben an option to purchase 30,000 shares of our common stock, Dr. Lalwani an option to purchase 15,000 shares of our common stock, and Dr. McGowan an option to purchase 15,000 shares of our common stock. Each of these options are subject to our standard four-year vesting schedule.

        For additional information regarding the equity awards granted to our named executive officers in 2016, including the vesting terms of such awards, see the "Outstanding Equity Awards at Fiscal Year-End—2016" table below.

Employee Benefits

        In addition to the primary elements of compensation described above, the named executive officers also participate in broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. We match 50% of the first 12% of salary contributed to Esperion Therapeutics' 401(k) plan by employees, including named executive officers.

Severance and Change in Control Arrangements

        We have entered into employment agreements with each of our named executive officers that provide for specified payments and benefits in connection with a termination of employment by the Company without cause or a resignation by the executive officer for good reason. Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a qualifying termination of employment in connection with a change in control are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain non-solicitation, non-competition and confidentiality provisions. None of the employment agreements with our named executive officers provide for tax gross-ups or other reimbursement for tax amounts they might pay.

        For a description of severance and change in control arrangements with our named executive officers, see "Employment Agreements" and "Potential Payments upon Termination or Change in Control" below.

Other Compensation Policies

Hedging and Pledging Prohibitions

        Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our named executive officers, directors and specified other employees, including short sales of our securities, including short sales "against the box." Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds.

        In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin or borrowing against company securities held in a margin account, or, without the advance approval of our audit committee, pledging our securities as collateral for a loan or modifying an existing pledge.

Tax Considerations

        We have not provided any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax.

        Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is "performance-based" under Section 162(m). Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and consider whether to structure the performance-based portion of our executive compensation to comply with exemptions in Section 162(m).

Summary Compensation Table—2016

        The following tables provide information regarding the compensation awarded to or earned during our fiscal years set forth below by our named executive officers.

Name and principal position	Year	Salary ($)		Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)		Total ($)
Tim M. Mayleben,	2016	535,000		—	—	417,468	176,000	85,436	(5)	1,213,904
President and Chief Executive	2015	480,000		228,000	—	5,008,892	—	34,405		5,751,297
Officer	2014	450,000		—	—	—	300,000	—		750,000
Roger S. Newton, Ph.D., FAHA,	2016	348,580	(6)	—	—	—	—	10,000	(7)	358,580
Executive Chairman and Chief	2015	375,000		—	—	1,008,890	—	—		1,383,890
Scientific Officer	2014	375,000		—	—	—	50,000	—		425,000
Narendra D. Lalwani, Ph.D., FAHA, DABT	2016	390,000		—	—	208,734	85,000	12,000	(8)	695,734
Executive Vice President, Research	2015	370,000		127,000	—	2,722,224	—	12,000		3,231,224
and Development and Chief	2014	150,000	(9)	—	—	2,842,054	70,000	146,750		3,208,804
Operating Officer
Mary P. McGowan, M.D.	2016	395,000		—	—	208,734	75,000	11,356	(8)	690,090
Chief Medical Officer	2015	203,125	(10)	61,000	863,100	7,556,420	—	—		8,683,645

(1)
The amounts reported represent bonuses awarded based on overall Company performance and, for Drs. Lalwani and McGowan, on individual performance.

(2)
Amounts represent the aggregate grant date fair value of restricted stock units granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our financial statements in our annual report on Form 10-K filed on February 22, 2017, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(3)
Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our financial statements in our annual report on Form 10-K filed on February 22, 2017, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(4)
The amounts reported represent cash incentive awards made to our named executive officers under our annual incentive program for the years indicated. See "Compensation Discussion and Analysis—Annual Cash Compensation—Annual Cash Incentive Compensation" above for additional information.

(5)
Consists of (1) $12,000 in matching contributions to our 401(k) plan and (2) $73,436 in commuting allowances paid to Mr. Mayleben for expenses incurred for travel between his primary residence and our corporate headquarters.

(6)
Dr. Newton resigned as our Executive Chairman and Chief Scientific Officer effective December 8, 2016. The amount reflected in the Salary column for 2016 is based upon an annualized base salary of $375,000.

(7)
Effective December 8, 2016, Dr. Newton resigned as our Executive Chairman and Chief Scientific Officer and transitioned into the role of Scientific Advisor. The amount reported reflects amounts paid to Dr. Newton in 2016 pursuant to the scientific advisor agreement entered into between him and Esperion.

(8)
Represents matching contributions to our 401(k) plan.

(9)
Dr. Lalwani joined the company as our Executive Vice President, Research and Development, and Chief Operating Officer effective August 1, 2014. The amount reflected in the Salary column for 2014 is based upon an annualized base salary of $360,000.

(10)
Dr. McGowan joined the company as our Chief Medical Officer effective June 15, 2015. The amount reflected in the Salary column for 2015 is based upon an annualized base salary of $375,000.

Grants of Plan-Based Awards

        The following table shows information regarding grants of plan-based awards during the fiscal year end December 31, 2016, to our named executive officers. Dr. Newton was not granted any plan-based awards during the year ended December 31, 2016.

Name and principal position	Grant date	Estimated future payouts under non-equity incentive plan awards target ($)(1)	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)(2)	Grant date fair value of stock and option awards ($)(3)
Tim M. Mayleben	—	294,250	—	—	—	—
	1/4/2016	—	—	30,000	21.65	417,468
Narendra D. Lalwani, Ph.D., FAHA, DABT	—	156,000	—	—	—	—
	1/4/2016	—	—	15,000	21.65	208,734
Mary P. McGowan, M.D.	—	138,250	—	—	—	—
	1/4/2016	—	—	15,000	21.65	208,734

(1)
Represents the target annual cash incentive award opportunities for each named executive officer under our 2016 annual incentive program as established by the compensation committee and described in "Compensation Discussion and Analysis" above. Actual payments made for 2016 are provided in the "Summary Compensation Table."

(2)
The exercise price of these stock options was determined by the Company based on the closing price of its common stock on the NASDAQ Global Market on the grant date.

(3)
Amounts represent the aggregate grant date fair value of equity awards granted to our named executive officers computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our financial statements in our annual report on Form 10-K filed on February 22, 2017, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End—2016

        The following table shows information regarding outstanding equity awards at December 31, 2016, for our named executive officers.

		Option awards				Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Tim M. Mayleben	6/1/2008(3)	1,939	—	1.05	6/1/2018	—	—
	4/2/2010(2)	2,610	—	1.26	4/2/2020	—	—
	1/16/2013(1)	273,659	—	2.10	1/16/2023	—	—
	7/23/2013(2)	154,375	35,625	17.11	7/23/2023	—	—
	12/20/2013(2)	30,000	10,000	12.92	12/20/2023	—	—
	1/2/2015(2)	40,250	51,750	41.23	1/2/2025	—	—
	3/18/2015(2)	16,100	20,700	105.72	3/18/2025	—	—
	1/4/2016(2)	5,625	24,375	21.65	1/4/2026	—	—
Roger S. Newton, Ph.D., FAHA	1/16/2013(1)	76,141	—	2.10	1/16/2023	—	—
	7/23/2013(2)	73,125	16,875	17.11	7/23/2023	—	—
	12/20/2013(2)	15,000	5,000	12.92	12/20/2023	—	—
	1/2/2015(2)	8,750	11,250	41.23	1/2/2025	—	—
	3/18/2015(2)	3,500	4,500	105.72	3/18/2025	—	—
Narendra D. Lalwani, Ph.D., FAHA, DABT	5/15/2014(4)	25,000	—	14.42	5/15/2024	—	—
	8/7/2014(5)	140,625	109,375	15.33	8/7/2024	—	—
	1/2/2015(6)	21,875	28,125	41.23	1/2/2025	—	—
	3/18/2015(6)	8,750	11,250	105.72	3/18/2025	—	—
	1/4/2016(2)	2,812	12,188	21.65	1/4/2026	—	—
Mary P. McGowan, M.D.	8/19/2015(7)	78,750	131,250	57.54	8/19/2025	—	—
	8/19/2015(8)	—	—	—	—	9,376	117,388	(9)
	1/4/2016(6)	—	15,000	21.65	1/4/2026	—	—

(1)
This option vests over a four-year period, with 25% of the shares vesting on December 10, 2013, and the remainder in equal monthly installments on each monthly anniversary of such date thereafter, subject to continued employment through each such date, and is subject to an early exercise provision pursuant to which all shares underlying the option are immediately exercisable subject to a repurchase right in favor of the Company, which lapses as the option vests.

(2)
The options vest over a four-year period following the grant date in equal quarterly installments, subject to continued employment through each such date.

(3)
At the grant date, the option vested over a four-year period following the grant date in equal monthly installments. Pursuant to an amendment to the option agreement, dated April 2, 2010, the remaining unvested shares underlying the option vested over a four-year period following the grant date in equal quarterly installments, subject to continued service as a member of the Board through each such date.

(4)
The option vests over a one-year period following the grant date in equal quarterly installments.

(5)
The option vests over a four-year period with 25% of the shares underlying the option vesting on the one-year anniversary of August 1, 2015, and 1/16th vesting in equal installments on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(6)
The option vests over a four-year period following the grant date with 25% of the shares underlying the option vesting on the one-year anniversary of the grant date and 1/16th vesting in equal installments on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(7)
The option vests over a four-year period with 25% of the shares underlying the option vesting on the one-year anniversary of June 15, 2015, and 1/16th vesting in equal installments on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(8)
The RSUs vest over a four-year period with 25% of the units vesting on the one-year anniversary of June 15, 2015, and 1/16th vesting in equal installments on each quarterly anniversary of such date thereafter, subject to continued employment through each such date.

(9)
The market value of the unvested units is calculated based on the number of unvested units at December 31, 2016, and the closing market price of the Company's stock on December 31, 2016, of $12.52 per share.

Option Exercises and Stock Vested

        The following table shows information regarding RSUs that vested during the year ended December 31, 2016. None of our named executive officers exercised stock options or had other equity awards vest in the year ended December 31, 2016.

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Mary P. McGowan, M.D.	5,624	86,960

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with Our Named Executive Officers

Employment Agreements

        We have entered into amended and restated employment agreements with each of our named executive officers. Except as noted below, these amended and restated employment agreement provide for "at will" employment.

  Mr. Mayleben

        On May 14, 2015, the Company entered into an employment agreement with Mr. Mayleben. Mr. Mayleben currently receives an annual base salary of $535,000. Pursuant to the terms of his employment agreement, Mr. Mayleben is also eligible to receive an annual performance bonus, with a target amount equal to 55% of his annual base salary. Mr. Mayleben is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Mr. Mayleben's employment is terminated by the Company without "cause" (as defined in the employment agreement) or Mr. Mayleben resigns his employment for "good reason" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company,

Mr. Mayleben is entitled to receive (i) severance in an amount equal to his then-current annual base salary, payable in twelve monthly installments, and (ii) if Mr. Mayleben is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Mr. Mayleben's COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Mr. Mayleben had he remained employed with us. In the event of a "sale event" (as defined in the employment agreement), all stock options and other stock-based awards with time-based vesting held by Mr. Mayleben shall immediately accelerate and become exercisable or non-forfeitable as of the date of the sale event. In the event that Mr. Mayleben's employment is terminated by the Company without cause or Mr. Mayleben resigns his employment for good reason, in either case within a twelve-month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Mr. Mayleben is entitled to receive (i) an amount equal to one and a half times his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if Mr. Mayleben is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to Mr. Mayleben had he remained employed with us for eighteen months following termination. In addition, Mr. Mayleben has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Mayleben's employment and for one year thereafter.

  Dr. Newton

        On December 8, 2016, we entered into a Scientific Advisor Agreement with Dr. Newton, pursuant to which, effective December 8, 2016, Dr. Newton retired from his role as the Company's Executive Chairman and Chief Scientific Officer and transitioned into the role of Scientific Advisor. The Scientific Advisor Agreement provides, among other things, that Dr. Newton shall (i) receive a base salary of $120,000 per year while serving as Scientific Advisor; (ii) continue to be eligible for employee benefits under the Company's plans and programs; and (iii) continue to vest in his outstanding equity awards while continuing to provide services to Esperion, pursuant to the terms of his existing equity awards. Effective December 8, 2016, Dr. Newton ceased to be an executive officer of Esperion but remains a member of the Board.

  Dr. Lalwani

        On May 14, 2015, the Company entered into an employment agreement with Dr. Lalwani. Dr. Lalwani currently receives an annual base salary of $390,000. Pursuant to the terms of his employment agreement, Dr. Lalwani is also eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary. Dr. Lalwani is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to his employment agreement, in the event that Dr. Lalwani's employment is terminated by the Company without "cause" (as defined in the employment agreement), subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Dr. Lalwani is entitled to receive (i) an amount equal to nine months of his then-current annual base salary, payable in nine monthly installments, and (ii) if Dr. Lalwani is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Dr. Lalwani's COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Lalwani had he remained employed with us. In the event of a "sale event" (as defined in the employment agreement), all stock options and other stock-based awards with time-based vesting held by Dr. Lalwani shall immediately accelerate and become exercisable or non-forfeitable as of the date of the sale event. In the event that Dr. Lalwani's employment is terminated by the Company without cause or Dr. Lalwani resigns his employment for

"good reason" (as defined in the employment agreement), in either case within a twelve-month period following a sale event, subject to his execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Dr. Lalwani is entitled to receive (i) an amount equal to his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if Dr. Lalwani is participating in our group health plan immediately prior to his termination, a cash payment equal to the amount that we would have made to provide health insurance to Dr. Lalwani had he remained employed with us for twelve months following termination. In addition, Dr. Lalwani has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Lalwani's employment and for one year thereafter.

  Dr. McGowan

        On June 15, 2015, the Company entered into an employment agreement with Dr. McGowan. Dr. McGowan currently receives an annual base salary of $395,000. Pursuant to the terms of her employment agreement, Dr. McGowan is also eligible to receive an annual performance bonus, with a target amount equal to 35% of her annual base salary. Dr. McGowan is also eligible to participate in the Company's employee benefit plans, subject to the terms of such plans. Pursuant to her employment agreement, in the event that Dr. McGowan's employment is terminated by the Company without "cause" (as defined in the employment agreement), subject to her execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Dr. McGowan is entitled to receive (i) an amount equal to nine months of her then-current annual base salary, payable in nine monthly installments, and (ii) if Dr. McGowan is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of nine months following termination or the end of Dr. McGowan's COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. McGowan had she remained employed with us. In the event that Dr. McGowan's employment is terminated by the Company without cause or Dr. McGowan resigns her employment for "good reason" (as defined in the employment agreement), in either case within a twelve-month period following a sale event, subject to her execution and non-revocation of a separation agreement that includes a customary release of claims in favor of the Company, Dr. McGowan is entitled to receive (i) an amount equal to her then-annual base salary, plus her target bonus, payable in lump sum within 60 days after the date of termination, and (ii) if Dr. McGowan is participating in our group health plan immediately prior to her termination, a cash payment equal to the amount that we would have made to provide health insurance to Dr. McGowan had she remained employed with us for twelve months following termination. In addition, Dr. McGowan has entered into an employee non-competition, non-solicitation, confidentiality and assignment agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. McGowan's employment and for one year thereafter.

        In addition, pursuant to the terms of the equity award agreements governing the equity awards held by Dr. McGowan, in the event that a "sale event" (as defined in the 2013 Plan) is consummated while Dr. McGowan remains an employee of Esperion or a subsidiary of Esperion, (i) 25% of the unvested shares subject to her equity awards will become vested if such sale event occurred within one year of her date of hire, (ii) 33% of the unvested shares will become vested if such sale event occurs on or after the one-year anniversary of her date of hire but before the two-year anniversary of her date of hire, (iii) 67% of the unvested shares subject to her equity awards will become vested if such sale event occurs on or after the two-year anniversary of her date of hire but before the three-year anniversary of her date of hire and (iv) 100% of the unvested shares subject to her equity awards will become vested if such sale event occurs on or after the three-year anniversary of her date of hire.

        We provide these benefits to promote retention and ease the consequences to the executive of an unexpected termination of employment. These arrangements are also intended to preserve morale and productivity in the face of the potentially disruptive impact of a change in control. These benefits also allow our named executive officers to focus on the value of strategic alternatives to stockholders without concern for the impact on their own continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control.

Estimated Payment and Benefits Upon Termination or Change in Control

        The amount of compensation and benefits payable to each of our named executive officers in various termination of employment and change in control situations, assuming that the triggering event occurred on December 31, 2016, has been estimated in the tables below. The closing price of the Company's common stock on the NASDAQ Global Market as of December 30, 2016, the last trading day of 2016, was $12.52 per share. The value of the unvested stock options was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2016, by the difference between the closing price of the Company's common stock as of December 30, 2016, and the exercise price for such unvested option shares.

Mr. Mayleben

        The following table describes the potential payments and benefits upon employment termination for Tim M. Mayleben, the company's President and Chief Executive Officer, as if the triggering event occurred on December 31, 2016, the last business day of the fiscal year.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	535,000	535,000	—	—	802,500
Cash incentive bonus	—	—	—	—	—	294,250
Equity awards unvested and accelerated	—	—	—	—	—	—
Benefits and Perquisites:
Health care continuation	—	22,560	22,560	—	—	33,840

Total	—	557,560	557,560	—	—	1,130,590

Dr. Lalwani

        The following table describes the potential payments and benefits upon employment termination for Narendra D. Lalwani, the Company's Executive Vice President, Research and Development and

Chief Operating Officer, as if the triggering event occurred on December 31, 2016, the last business day of the fiscal year.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	—	292,500	—	—	390,000
Cash incentive bonus	—	—	—	—	—	156,000
Equity awards unvested and accelerated	—	—	—	—	—	—
Benefits and Perquisites:
Health care continuation	—	—	11,412	—	—	15,216

Total	—	—	303,912	—	—	561,216

Dr. McGowan

        The following table describes the potential payments and benefits upon employment termination for Mary P. McGowan, the Company's Chief Medical Officer, as if the triggering event occurred on December 31, 2016, the last business day of the fiscal year.

Executive benefits and payment upon termination	Voluntary resignation not for good reason ($)	Voluntary resignation for good reason ($)	Termination by Company without cause ($)	Termination by Company for cause ($)	Upon a sale event ($)	Termination by Company without cause or voluntary resignation for good reason within 12 months following a sale event ($)
Compensation:
Base salary	—	—	296,250	—	—	395,000
Cash incentive bonus	—	—	—	—	—	138,250
Equity awards unvested and accelerated	—	—	—	—	39,129	—
Benefits and Perquisites:
Health care continuation	—	—	29,016	—	—	38,688

Total	—	—	325,266	—	39,129	571,938

Director Compensation Policy

        We reimburse each member of our Board who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board or committees thereof.

        We adopted a non-employee director compensation policy that became effective upon our initial public offering. Effective February 25, 2017, each of the non-employee members of our Board is entitled to the following equity compensation pursuant to this policy:

  •
  Upon initial election to the Board, each non-employee director receives an initial equity grant of an option to purchase 25,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant, that vests in equal monthly installments over three years, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

  •
  Each continuing non-employee member of the Board receives an annual equity grant of an option to purchase 14,000 shares of our common stock, with an exercise price equal to the fair market value of the common stock on the date of grant, that vests on the earlier of the one-year anniversary of the grant date and the company's next Annual Meeting of stockholders, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

        Effective December 7, 2015, each of our directors also annually receives a $35,000 cash retainer for general availability and participation in meetings and conference calls of our Board. Additionally, the audit committee chairperson annually receives a $15,000 cash retainer, each audit committee member (other than the chairperson) annually receives a $7,500 cash retainer, the compensation committee chairperson annually receives a $10,000 cash retainer, each compensation committee member (other than the chairperson) annually receives a $5,000 cash retainer, the nominating and corporate governance committee chairperson annually receives a $7,000 cash retainer and each nominating and corporate governance committee member (other than the chairperson) annually receives a $3,500 cash retainer. The lead independent director receives an additional annual cash retainer of $15,000. The amounts for such annual retainers are pro-rated based on the number of calendar days served by such director during the applicable year.

        The following table provides compensation information for the fiscal year ended December 31, 2016, for each non-employee member of our Board. Mr. Mayleben and Dr. Newton did not receive any compensation for their services as directors during the year ended December 31, 2016 and the compensation paid to them by Esperion during 2016 is reflected in the "Summary Compensation Table" above. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Director Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)		Total ($)
Scott Braunstein, M.D.	46,688	86,853	(2)	133,541
Dov A. Goldstein, M.D.	45,750	86,853	(2)	132,603
Antonio M. Gotto, Jr., M.D., D.Phil.	43,500	86,853	(2)	130,353
Daniel Janney	47,500	86,853	(2)	134,353
Mark E. McGovern, M.D.	38,500	86,853	(2)	125,353
Gilbert S. Omenn, M.D., Ph.D.	47,500	86,853	(2)	134,353
Nicole Vitullo	60,000	86,853	(2)	146,853

(1)
Amount represents the fair value of the awards on the date of grant computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our financial statements in our annual report on Form 10-K filed on February 22, 2017, for a discussion of our assumptions in determining the grant date fair values of equity awards.

(2)
Aggregate amount based on a fair value per share of $10.86 on the date of grant, as computed in accordance with FASB ASC Topic 718, multiplied by the number of shares of our common stock subject to the award.

        The following table provides the aggregate number of shares underlying unexercised options to purchase common stock held by each non-employee member of our Board as of December 31, 2016:

Name	Number of Securities Underlying Unexercised Options
Scott Braunstein, M.D.	28,000
Dov A. Goldstein, M.D.	42,471
Antonio M. Gotto, Jr., M.D., D.Phil.	41,000
Daniel Janney	42,471
Mark E. McGovern, M.D.	41,000
Gilbert S. Omenn, M.D., Ph.D.	36,000
Nicole Vitullo	21,000

Equity Compensation Plans

        The following table sets forth information as of December 31, 2016 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2008 Plan and the 2013 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,255,987	28.53	623,064	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	3,255,987	28.53	623,064

(1)
As of February 1, 2017, there were 773,449 shares available for grant under the 2013 Plan.

Exchange Act Rule 10b5-1 Sales Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Interlocks and Insider Participation

        During 2016, Ms. Vitullo, Mr. Janney and Drs. Gotto and Omenn served as members of our compensation committee. No member of the compensation committee was an employee or officer of Esperion during 2016, a former officer of Esperion, or had any other relationship with us requiring disclosure herein.

        During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

RELATED PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2016, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Procedures for Approval of Related Party Transactions

        Our audit committee reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party's interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party's relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

 TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.    Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an Annual Meeting of stockholders, a stockholder must give written notice to our Secretary at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, not later than the close of business on January 17, 2018 (90 days prior to the first anniversary of the date of the preceding year's Annual Meeting), nor earlier than the close of business on December 18, 2017 (120 days prior to the first anniversary of the date of the preceding year's Annual Meeting). However, the bylaws also provide that in the event the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of January 17, 2018 (the 90th day prior to such Annual Meeting) or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

        The advance notice requirements for the Annual Meeting are as follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2018 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than November 6, 2017. Such proposals must be delivered to our Secretary, c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ESPERION THERAPEUTICS, INC. 3891 RANCHERO DRIVE, SUITE 150 ANN ARBOR, MI 48108 During The Meeting - Go to www.virtualshareholdermeeting.com/ESPR2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E18450-P85845 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ESPERION THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees: For Withhold ! ! ! ! ! ! 1a. Daniel Janney 1b. Tim M. Mayleben 1c. Mark E. McGovern, M.D. For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. To approve the advisory resolution on the compensation of our named executive officers 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 17, 2017: The Notice and Proxy Statement and our Annual Report are available at www.proxyvote.com. E18451-P85845 ESPERION THERAPEUTICS, INC. Annual Meeting of Stockholders April 17, 2017 8:00 AM Eastern Time This proxy is solicited on behalf of the Board of Directors of Esperion Therapeutics, Inc. The undersigned hereby appoints Tim M. Mayleben and Richard B. Bartram as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of Esperion Therapeutics, Inc. (the "Company") standing in the name of the undersigned on February 17, 2017, with all powers which the undersigned would possess if present at the 2017 Annual Meeting of Stockholders of the Company to be held on April 17, 2017 or at any adjournment or postponement thereof. Receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement and the 2016 Annual Report is hereby acknowledged. In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P. M. Eastern Time on April 16, 2017 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2017 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the 2017 Annual Meeting of Stockholders of the Company. This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) "FOR" the election of each of the nominees for director; (ii) "FOR" the approval of the advisory resolution on the compensation of the Company's named executive officers; (iii) "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; (iv) in the discretion of the proxies upon such other matters as may properly come before the 2017 Annual Meeting. Continued and to be signed on reverse side V.1.2